Exhibit 1.1

Avianca Holdings S.A.

27,234,910 American Depositary Shares

Representing 217,879,280 Preferred Shares

Underwriting Agreement

[•], 2013

J.P. Morgan Securities LLC

Citigroup Global Markets Inc.

As Representatives of the

several Underwriters listed

in Schedule 1 hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

and

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

Avianca Holdings S.A., a corporation (sociedad anónima) incorporated and existing under the laws of the Republic of Panamá (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of 100,000,000 preferred shares, par value $0.125 per share, of the Company (the “Preferred Shares”) in the form of American Depositary Shares (“ADSs”, and each an “ADS”), each representing eight Preferred Shares, and certain shareholders of the Company named in Schedule 2 hereto (the “Selling Shareholders”) propose to sell to the several Underwriters an aggregate of 14,734,910 ADSs (collectively, the “Underwritten ADSs”). In addition, Kingsland Holdings Limited, a Selling Shareholder, proposes to sell, at the option of the Underwriters, up to 4,085,236 additional ADSs (collectively, the “Option ADSs”). Unless the context otherwise requires, for all purposes of this Agreement, references to the ADSs include the Underwritten ADSs together with the Option ADSs. The Preferred Shares underlying the ADSs are hereinafter referred to as the “Underlying Shares”.

The ADSs will be evidenced by American Depositary Receipts (“ADRs”) issued pursuant to a Deposit Agreement, dated as of [•], 2013 (the “Deposit Agreement”), among the Company, The Bank of New York Mellon, as Depositary (the “Depositary”), and all owners and holders of ADSs issued thereunder from time to time.

The Company and the Selling Shareholders hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the ADSs, as follows:

1. Registration Statement.

(a) The Company has prepared and filed with the U.S. Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form F-1 (File No. 333-191258), including a prospectus, relating to the Underlying Shares and the ADSs. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the ADSs. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

(b) At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex B, the “Pricing Disclosure Package”): a Preliminary Prospectus dated [•], 2013 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex B hereto.

(c) “Applicable Time” means [•] [A/P].M., New York City time, on [•], 2013.

(d) The Company has prepared and filed with the Commission under the Securities Act a registration statement on Form F-6.

2. Purchase of the ADSs by the Underwriters.

(a) The Company agrees to issue and sell, and each of the Selling Shareholders agrees, severally and not jointly, to sell, the Underwritten ADSs to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase at a price per ADS (the “Purchase Price”) of $[•] from the Company the respective number of Underwritten ADSs set forth opposite such Underwriter’s name in Schedule 1 hereto and from each of the Selling Shareholders the number of Underwritten ADSs (to be adjusted by you so as to eliminate fractional ADSs) determined by multiplying the aggregate number of Underwritten ADSs to be sold by each of the Selling Shareholders as set forth opposite their respective names in Schedule 2 hereto by a fraction, the numerator of which is the aggregate number of Underwritten ADSs to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule 1 hereto and the denominator of which is the aggregate number of Underwritten ADSs to be purchased by all the Underwriters from all of the Selling Shareholders hereunder.

In addition, Kingsland Holdings Limited agrees, as and to the extent indicated in Schedule 2 hereto, to sell, the Option ADSs to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from Kingsland Holdings Limited at the Purchase Price less an amount per Underlying Share equal to any dividends or distributions declared by the Company and payable on the Underlying Shares relating to the Underwritten ADSs but not payable on the Underlying Shares relating to the Option ADSs. If any Option ADSs are to be purchased, the number of Option ADSs to be purchased by each Underwriter shall be the number of Option ADSs which bears the same ratio to the aggregate number of Option ADSs being purchased as the number of Underwritten ADSs set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 12 hereof) bears to the aggregate number of Underwritten ADSs being purchased from the Company and the Selling Shareholders by the several Underwriters, subject, however, to such adjustments to eliminate any fractional ADSs as the Representatives in their sole discretion shall make.

The Underwriters may exercise the option to purchase Option ADSs at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representatives to the Company and Kingsland Holdings Limited. Such notice shall set forth the aggregate number of Option ADSs as to which the option is being exercised and the date and time when the Option ADSs are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date or later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 12 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

(b) The Company and the Selling Shareholders understand that the Underwriters intend to make a public offering of the ADSs as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the ADSs on the terms set forth in the Prospectus. The Company and the Selling Shareholders acknowledge and agree that the Underwriters may offer and sell ADSs to or through any affiliate of an Underwriter.

(c) Payment for the ADSs shall be made by wire transfer in immediately available funds to the accounts specified by the Company and the Selling Shareholders or any of them (with regard to payment to the Selling Shareholders), to the Representatives in the case of the Underwritten ADSs, at the offices of White & Case LLP, 1155 Avenue of the Americas, New York, New York at 10:00 A.M., New York City time, on [•], 2013, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives, the Company and the Selling Shareholders may agree upon in writing or, in the case of the Option ADSs, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option ADSs. The time and date of such payment for the Underwritten ADSs is referred to herein as the “Closing Date”, and the time and date for such payment for the Option ADSs, if other than the Closing Date, is herein referred to as the “Additional Closing Date”.

Payment for the ADSs to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the ADRs corresponding to the ADSs to be purchased on such date or the Additional Closing Date, as the case may be, with any transfer or stamp taxes payable in connection with the sale of such ADSs duly paid by the Company and the Selling Shareholders, as applicable. Delivery of the ADRs corresponding to the ADSs shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct. The specimen of the ADRs evidencing the ADSs will be made available for inspection and packaging by the Representatives at the office of DTC or its designated custodian not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.

(d) Each of the Company and each Selling Shareholder acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Selling Shareholders with respect to the offering of ADSs contemplated hereby (including in connection with determining the terms of the offering) and not as financial advisors or fiduciaries to, or agents of, the Company, the Selling Shareholders or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company, the Selling Shareholders or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Selling Shareholders shall consult with their own respective advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or the Selling Shareholders with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or the Selling Shareholders.

3. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter and the Selling Shareholders that:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission or any regulatory authority of the Republic of Colombia (“Colombia”) or the Republic of Panamá (“Panamá”), and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.

(b) Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.

(c) Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Underlying Shares or the ADSs (each such communication and any other information made available to any prospective investor in the ADSs by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134

under the Securities Act or (ii) the documents listed on Annex B hereto, each electronic road show and any other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.

(d) Registration Statement and Prospectus. The Registration Statement has been declared effective by the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceedings for such purpose or pursuant to Section 8A of the Securities Act are pending before or, to the knowledge of the Company, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Pricing Disclosure Package and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.

(e) F-6 Registration Statement. (i) A registration statement on Form F-6 in respect of the ADSs (File No. 333-191799) has been filed with the Commission and has become effective under the Securities Act (such registration statement, including all exhibits thereto, at the time it became effective, is referred to herein as the “F-6 Registration Statement”); (ii) no stop order suspending the effectiveness of the F-6 Registration Statement is in effect and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission; (iii) the F-6 Registration Statement complies and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act; (iv) the F-6 Registration Statement, when it became effective, did not contain, and, as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (v) all of the ADSs have been duly registered pursuant to the F-6 Registration Statement.

(f) Financial Statements. The consolidated financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein; and the other financial and statistical information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby; and the pro forma financial information and the related notes thereto included in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been prepared in accordance with the applicable requirements of the Securities Act and the assumptions underlying such pro forma financial information are believed in good faith by the Company to be reasonable and are set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(g) Colombian GAAP Financial Information. The financial information prepared in conformity with generally accepted accounting principles in Colombia (“COLGAAP”) of the Company and its consolidated subsidiaries included in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries under COLGAAP as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified, applied on a consistent basis throughout the periods covered thereby.

(h) No Material Adverse Change. Since the date of the most recent financial statements of the Company included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any material change in the share capital, short-term debt or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of share capital, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, rights, assets, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(i) Organization and Good Standing. The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, rights, assets, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under the Transaction Documents (as defined below) (a “Material Adverse Effect”). The subsidiaries listed in Part A of Schedule 3 to this Agreement are the only significant subsidiaries of the Company as defined in Rule 1-02 of Regulation S-X under the Exchange Act.

(j) Capitalization.

(i) The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus; all of the outstanding share capital of the Company (including the Underlying Shares to be sold by the Selling Shareholders) have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any share capital or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any share capital of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the share capital of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the outstanding share capital or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except for directors’ qualifying shares) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(ii) Upon execution and delivery by the Depositary of the ADSs against deposit of the Underlying Shares in respect thereof in accordance with the provisions of the Deposit Agreement and upon payment by the Underwriters for the ADSs evidenced thereby in accordance with the provisions of this Agreement, such ADSs will be duly and validly issued, and the persons in whose names the ADSs are registered will be entitled to the rights specified therein and in the Deposit Agreement. The ADSs conform in all material respects to the description thereof contained in the F-6 Registration Statement, the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(k) Share Options. The Company and its subsidiaries have no share-based compensation plans.

(l) Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement and the Deposit Agreement (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of each of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken.

(m) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(n) Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting creditors’ rights generally or by equitable principles relating to enforceability.

(o) Underlying Shares. The Underlying Shares to be issued and sold by the Company hereunder in the form of ADSs have been duly authorized by the Company and, when issued and delivered and paid for as provided herein and, in the case of the ADSs, the Deposit Agreement, will be duly and validly issued, fully paid and non-assessable. The Underlying Shares may be freely deposited by the Company and the Selling Shareholders with the Depositary against issuance of the ADSs. The ADSs to be sold by the Company and the Selling Shareholders, when issued and delivered against payment thereof, will be freely transferable by the Company and the Selling Shareholders to or for the account of the several Underwriters and there are no restrictions on subsequent transfers of such Underlying Shares or the ADSs to be delivered to the Underwriters except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus. No holder of the ADSs will be subject to personal liability by reason of being such a holder and on the Closing Date and the Additional Closing Date, as applicable, the holders of outstanding share capital of the Company are not entitled to preemptive or other similar rights with respect to the Underlying Shares to be sold pursuant to this Agreement that have not been duly waived.

(p) Validity of ADRs. Upon the due issuance by the Depositary of ADRs evidencing the ADSs against the deposit of the Underlying Shares in accordance with the provisions of the Deposit Agreement, such ADRs evidencing the ADSs will be duly and validly issued under the Deposit Agreement and persons in whose names such ADRs evidencing the ADSs are registered will be entitled to the rights of registered holders of ADRs evidencing the ADSs specified therein and in the Deposit Agreement.

(q) Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(r) No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its Articles of Incorporation or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease, purchase order or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(s) No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance of the Underlying Shares, the sale of the ADSs by the Company and the consummation by the Company of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement, lease, purchase order or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the Articles of Incorporation or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect.

(t) No Consents Required. No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance of the Underlying Shares and sale of the ADSs, the deposit of the Underlying Shares with the Depositary against issuance of the ADSs and the consummation of the transactions contemplated by the Transaction Documents, except for (i) the registration of the Underlying Shares and ADSs under the Securities Act, (ii) such consents, approvals, authorizations, orders, licenses and registrations or qualifications that have already been obtained or as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the purchase and distribution of the ADSs by the Underwriters (iii) the registration of the ADS program as a foreign portfolio investment with the Colombian Central Bank and (iv) the registration of the capital increase under Panamanian corporate law.

(u) Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or any of its subsidiaries is or may be a party or to which any property, right or asset of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; no such Actions are threatened or, to the knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect; and (i) there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(v) Independent Accountants. (i) Ernst & Young Audit S.A.S., who has certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act (ii) KPMG Ltda., who has certified certain consolidated financial statements of the Company and its subsidiaries not included in the Registration Statement, the Pricing Disclosure Package and the Prospectus but from which certain financial information in the Registration Statement, the Pricing Disclosure Package and the Prospectus is derived, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(w) Real and Personal Property. The Company and each of its subsidiaries have good and marketable title to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the businesses of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(x) Intellectual Property. The Company and its subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works and know-how, trade secrets, systems, procedures, or proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) used in the conduct of their respective businesses and the conduct of their respective businesses will not conflict with any such rights of others, except in each case where the failure to own or possess such Intellectual Property or conflict would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its subsidiaries have not received any notice of any claim of infringement of or conflict with any such rights of others.

(y) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders, or other affiliates of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and that is not so described in such documents.

(z) Investment Company Act. The Company is not and, immediately after giving effect to the offering and sale of the ADSs and the application of the proceeds thereof as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be required to register as an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(aa) Taxes. The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof except where the failure to pay all necessary taxes and file all tax returns required by law would not, individually or in the aggregate, have a Material Adverse Effect; and except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets, except for any tax deficiency that is currently being contested in good faith and for which the Company or any of its subsidiaries has taken appropriate reserves as required by IFRS or as could not reasonably be expected to have a Material Adverse Effect.

(bb) Passive Foreign Investment Company. The Company believes that it is not a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1296 of the United States Internal Revenue Code of 1986, as amended, for its most recently completed taxable year and expects to operate so as not to become a PFIC in the future.

(cc) Licenses and Permits. The Company and its subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect.

(dd) No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of cancellation or termination with respect to any collective bargaining agreement to which they are a party.

(ee) Compliance with Environmental Laws. (i) The Company and its subsidiaries (x) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or waste, pollutants or contaminants (collectively, “Environmental Laws”), (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses and (z) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous materials or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, have a Material Adverse Effect; and (iii) except as described the Registration Statement, the Pricing Disclosure Package and the Prospectus, (a) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (b) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws or concerning hazardous materials or toxic substances or wastes, pollutants or contaminants that could reasonably be expected to have a Material Adverse Effect, and (c) none of the Company and its subsidiaries anticipate material capital expenditures relating to any Environmental Laws.

(ff) Compliance with ERISA. Neither the Company nor any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”)) has any obligation to contribute, nor any liability (actual or contingent) under any employee benefit plan, within the meaning of Section 3(3) of the Employment Retirement Income Security Act of 1974, as amended (“ERISA”).

(gg) Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act, as applicable, and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act. Additionally, the Company is in compliance with Decree 2555 of 2010 relating to disclosure duties through the SIMEV (Sistema de información del Registro Nacional de Valores y Emisores).

(hh) Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act), that comply with the requirements of the Exchange Act, as applicable, and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s or its subsidiaries’ internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(ii) Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its subsidiaries and their respective businesses as is customary for companies engaged in similar industries in the geographical regions in which they are engaged; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business as currently conducted, in each case, at a cost that would not, individually or in the aggregate, have a Material Adverse Effect.

(jj) No Unlawful Payments. Since December 10, 2004, and to the knowledge of the Company prior to such date, neither the Company nor any of its subsidiaries nor any director, officer, or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company or any of its subsidiaries, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee; (iii) violated or is in violation of any applicable provision of the Foreign Corrupt Practices Act of 1977 or any other anti-bribery law in the jurisdictions in which the Company and its subsidiaries conduct their businesses (collectively, “Anti-Corruption Legislation”); or (iv) made, offered, or taken an act in furtherance of any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment. The Company and its subsidiaries have instituted and maintain and will continue to maintain policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(kk) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ll) Sanctions Laws. None of the Company nor any of its subsidiaries, directors, officers or employees, nor to the knowledge of the Company, any agent or affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently subject or the target of any sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions; and the Company will not, directly or indirectly, use the proceeds of the offering of the ADSs hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding or facilitation, is the subject or the target of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(mm) No Restrictions on Subsidiaries. Other than restrictions described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s share capital or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(nn) No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the ADSs.

(oo) No Registration Rights. Except as disclosed in the Registration Statement, Pricing Disclosure Package and Prospectus, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission, the issuance and sale of the Underlying Shares by the Company or, to the knowledge of the Company, the sale of the Underlying Shares by the Selling Shareholders hereunder.

(pp) No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Preferred Shares or the ADSs.

(qq) Business with Cuba. The Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida, as amended) relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

(rr) Margin Rules. Neither the issuance, sale and delivery of the Underlying Shares nor the application of the proceeds thereof by the Company as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(ss) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(tt) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(uu) Stamp Taxes. There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid by or on behalf of the Underwriters in Colombia, Panamá or any political subdivision or taxing authority thereof in connection with the (i) deposit by the Company with the Depositary of the Underlying Shares against the issuance of the ADRs evidencing the ADSs, (ii) sale by the Company of the Underlying Shares as described in the Pricing Disclosure Package, and delivery of such ADSs to or for the accounts of the Underwriters, (iii) sale and delivery by the Underwriters of the ADSs or (iv) execution and delivery of the Transaction Documents or any payment to be made pursuant to the Transaction Documents, it being understood that if in the future any of the Transaction Documents has to be filed before an administrative or judicial authority in Panamá, it must pay a stamp tax at a rate of US$1.00 for each US$1,000.00 or fraction thereof expressed in the document.

(vv) No Immunity. None of the Company or its subsidiaries is subject to any right or immunity under any civil or commercial law with respect to their respective obligations under the Transaction Documents, and none of the Company, any of its subsidiaries, or any of their respective properties, assets or revenues is subject to any right or immunity under the laws of Colombia, Panamá, the United States of America (each, a “Relevant Jurisdiction” and together the “Relevant Jurisdictions”) or any political subdivision thereof including U.S. federal and New York state, or any other applicable jurisdiction from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court in any Relevant Jurisdiction, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that the Company, any of its subsidiaries, or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by the Transaction Documents, may at any time be commenced, the Company has, pursuant to Section 18(g) of this Agreement, waived, and it will waive, or will cause its subsidiaries to waive, such right to the extent permitted by law.

(ww) Enforcement of Foreign Judgments. Any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company and its subsidiaries based upon any of the Transaction Documents would be declared enforceable against the Company and its subsidiaries by the courts of Colombia and Panamá without reconsideration or reexamination of the merits.

(xx) Valid Choice of Law. The choice of the laws of the State of New York as the governing law of the Transaction Documents is a valid choice of law under the laws of Colombia and Panamá and will be honored by the courts of Colombia and Panamá.

(yy) Submission to Jurisdiction. The Company has the power to submit, and pursuant to Section 18(c) of this Agreement has legally, validly, effectively and irrevocably submitted, to the extent permitted by applicable law, to the exclusive jurisdiction of any U.S. federal or New York state court located in The City of New York; and has the power to designate, appoint and empower, and pursuant to Section 18(c) of this Agreement, has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any U.S. federal or New York state court located in The City of New York.

(zz) Exchange Controls. Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no exchange control authorization or any other authorization, approval, consent or license of any governmental or regulatory authority or court in Colombia or Panamá is required for the payment of any amounts under this Agreement or the Deposit Agreement and all such payments under the Transaction Documents will not be subject to income, withholding or other taxes under laws and regulations of Colombia or Panamá and will, except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, otherwise be free and clear of any other tax, duty, withholding or deduction in Colombia or Panamá and may be paid in the currency of Colombia or Panamá, as applicable, that may be converted into another currency and freely transferred out of Colombia, Panamá or any political subdivision or taxing authority thereof or therein without the necessity of obtaining any governmental authorization in Colombia, Panamá or any political subdivision or taxing authority thereof or therein.

(aaa) Indemnification and Contribution. The indemnification and contribution provisions set forth in Section 9 hereof do not contravene the laws or public policy of Colombia or Panamá.

(bbb) No Requirement to Qualify to do Business. It is not necessary under the laws of any Relevant Jurisdiction that any holder of the ADSs, or the Underwriters should be licensed, qualified or entitled to carry on business in the Relevant Jurisdictions, as applicable, (i) to enable any of them to enforce their respective rights under the Transaction Documents or the consummation of the transactions contemplated hereby or thereby or any other document to be delivered in connection herewith or therewith or (ii) solely by reason of the execution, delivery or performance of any such document.

(ccc) No Requirement to File or Record. This Agreement and the other Transaction Documents are in proper legal form under the laws of the Relevant Jurisdictions for the enforcement thereof in the Relevant Jurisdictions, as applicable, against the Company, and to ensure the legality, enforcement or admissibility into evidence of this Agreement and the other Transaction Document in any Relevant Jurisdiction, it is not necessary for this Agreement or the other Transaction Document, as the case may be, to be filed or recorded with any court or other authority in the Relevant Jurisdictions, as applicable, or that any tax or fee be paid in the Relevant Jurisdictions on or in respect of this Agreement or the other Transaction Document, as the case may be, or any other document, other than court costs (including, without limitation, filing fees).

(ddd) No Domicile in the Relevant Jurisdictions. None of the holders of the ADSs or the Underwriters will be deemed resident, domiciled, carrying on business or subject to taxation in any Relevant Jurisdiction on an overall income basis solely by the execution, delivery, performance or enforcement of the Transaction Documents or the issuance or sale of the Underlying Shares or ADSs or by virtue of the ownership or transfer of the ADSs or the receipt of payments on any of the Transaction Documents.

(eee) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications, as applicable.

(fff) Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the ADSs and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act. The Company is a “foreign private issuer” (as defined in Rule 3b-4(c) under the Exchange Act).

(ggg) Dividends. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no approvals are currently required in Colombia or Panamá in order for the Company to pay dividends or other distributions declared by the Company to the Depositary or the holders of ADSs representing the Underlying Shares. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, under current laws and regulations of Colombia, Panamá and any political subdivision thereof, any amounts payable with respect to the ADSs representing the Underlying Shares upon liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable on the share capital of the Company or the ADSs may be paid by the Company or the Depositary, respectively, in United States dollars and freely transferred out of Colombia and Panamá, and no such payments made to the Depositary or the holders thereof or therein who are non-residents of Colombia or Panamá, as applicable, will be subject to income, withholding or other taxes under laws and regulations of Colombia, Panamá or any political subdivision thereof and will otherwise be free and clear of any other tax, duty, withholding or deduction in Colombia, Panamá and any political subdivision thereof and without the necessity of obtaining any governmental authorization in Colombia, Panamá or any political subdivision thereof or therein.

4. Representations and Warranties of the Selling Shareholders. Each of the Selling Shareholders severally, and not jointly, represents and warrants to each Underwriter and the Company that:

(a) Required Consents; Authority. All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Shareholder of this Agreement hereinafter referred to, and for the sale and delivery of the ADSs to be sold by such Selling Shareholder hereunder, have been obtained; and such Selling Shareholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the ADSs to be sold by such Selling Shareholder hereunder; this Agreement have each been duly authorized, executed and delivered by such Selling Shareholder.

(b) No Conflicts. The execution, delivery and performance by such Selling Shareholder of this Agreement, the sale of the ADSs to be sold by such Selling Shareholder, the deposit of the Shares by or on behalf of such Selling Shareholder with the Depositary against issuance of the ADSs to be delivered by or on behalf of such Selling Shareholder at the Closing Date and the Additional Closing Date and the consummation by such Selling Shareholder of the transactions contemplated herein or therein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, pledge, charge or encumbrance upon any property or assets of such Selling Shareholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property or assets of such Selling Shareholder is subject, (ii) result in any violation of the provisions of the Articles of Incorporation or by-laws or similar organizational documents of such Selling Shareholder or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, have a material adverse effect on the performance by such Selling Shareholder of its obligations under the Transaction Documents or on the ability of such Selling Shareholder to consummate the transactions contemplated thereunder.

(c) Title to Underlying Shares. Such Selling Shareholder has good and valid title to the Underlying Shares to be sold at the Closing Date or the Additional Closing Date, as the case may be, in the form of ADSs by such Selling Shareholder hereunder, free and clear, as of the Closing Date or Additional Closing Date, as the case may be, of all liens, pledges, encumbrances, equities or adverse claims; such Selling Shareholder will have, immediately prior to the Closing Date or the Additional Closing Date, as the case may be, good and valid title to the Underlying Shares to be sold at the Closing Date or the Additional Closing Date, as the case may be, in the form of ADSs by such Selling Shareholder, free and clear of all liens, encumbrances, equities or adverse claims; and, upon delivery of the certificates representing such Underlying Shares to the Depositary, the execution and delivery by the Depositary of the ADSs representing such Underlying Shares, and payment therefor pursuant hereto, good and valid title to the ADSs representing such Underlying Shares, free and clear of all liens, encumbrances, equities or adverse claims, will pass to the several Underwriters.

(d) No Stabilization. Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Preferred Shares or the ADSs.

(e) Pricing Disclosure Package, Registration Statement and Prospectus. (i) The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as amended or supplemented by the Company prior to either such date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading and (iii) as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that such Selling Shareholder’s representation or warranty under this Section 4(e) shall only apply to any untrue statement of a material fact or omission to state a material fact made in reliance upon and in conformity with information relating to such Selling Shareholder furnished by or on behalf of such Selling Shareholder in writing to the Company expressly for use in the Pricing Disclosure Package, it being understood and agreed that such information relating to such Selling Shareholder consists only of (A) the legal name, address and the number of Common Shares and Preferred Shares owned by such Selling Shareholder before and after the offering, (B) information regarding such Selling Shareholder’s direct or indirect material interest, or lack of any material interest, in any transaction, or proposed transaction, in which the Company or any of its affiliates was or is to be a participant and the amount involved exceeds $120,000 and in each case that is required by Form F-1 under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (C) information regarding such Selling Shareholder and its affiliates under the captions “Certain Relationships and Related Party Transactions” and “Principal and Selling Shareholders” in the Registration Statement, Pricing Disclosure Package, Prospectus or any Issuer Free Writing Prospectus (with respect to each Selling Shareholder, the “Selling Shareholder Information”).

(f) Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, such Selling Shareholder (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized or approved, and will not prepare, use, authorize or approve, any Issuer Free Writing Prospectus, other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex B hereto, each electronic road show and any other written communications approved in writing in advance by the Company and the Representatives.

(g) Material Information. Such Selling Shareholder has no knowledge that the representations and warranties of the Company contained in Section 3 are not true and correct in any material respect. Such Selling Shareholder is familiar with the Registration Statement, the Pricing Disclosure Package and the Prospectus and has no knowledge of any fact, condition or information not disclosed in the Pricing Disclosure Package or Prospectus that has had, or would have, a Material Adverse Effect. As of the date hereof, as of the Closing Date and as of the Additional Closing Date, as the case may be, the sale of the Underlying Shares in the form of ADSs by such Selling Shareholder is not and will not be prompted by any material information concerning the Company which is not set forth in the Registration Statement, the Pricing Disclosure Package or the Prospectus.

(h) Organization and Good Standing. Such Selling Shareholder, if an entity, has been duly incorporated or formed and is validly existing and in good standing (to the extent applicable) under the laws of its jurisdiction of incorporation or formation, is duly qualified to do business and is in good standing in its jurisdiction of incorporation or formation, as the case may be, and is duly qualified to do business in each other jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, rights, assets, management, financial position, shareholders’ equity, results of operations or prospects of such Selling Shareholder, on the performance by such Selling Shareholder of its obligations under the Transaction Documents or on the ability of such Selling Shareholder to consummate the transactions contemplated thereunder.

(i) Stamp Taxes. There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid by or on behalf of the Underwriters in the Bahamas (in the case of Kingsland Holdings Limited), Panamá (in the case of Synergy Aerospace Corp. and Inter Allied Holdings Two Corp.) or Peru (in the case of Alfredo Daniel Ratti Vasquez) (as to each Selling Shareholder, its “Relevant Selling Shareholder Jurisdiction”) or any political subdivision or taxing authority thereof to which such Selling Shareholder is subject, in connection with (i) deposit by such Selling Shareholder with the Depositary of Underlying Shares against the issuance of the ADRs evidencing the ADSs representing such Underlying Shares, (ii) sale by such Selling Shareholder of the Underlying Shares in the form of ADSs as described in the Pricing Disclosure Package, and delivery of such ADSs to or for the accounts of the Underwriters, (iii) sale and delivery by the Underwriters of the ADSs or (iv) execution and delivery of the Transaction Documents or any payment to be made pursuant to the Transaction Documents, it being understood that if in the future any of the Transaction Documents has to be filed before an administrative or judicial authority in Panamá, it must pay a stamp tax at a rate of US$1.00 for each US$1,000.00 or fraction thereof expressed in the document.

(j) No Immunity. Such Selling Shareholder is subject to civil and commercial law in respect of its respective obligations under the Transaction Documents, and none of the properties of such Selling Shareholder is subject to any right or immunity under the laws of such Selling Shareholder’s Relevant Selling Shareholder Jurisdiction, U.S. federal or New York state law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court in such Selling Shareholder’s Relevant Selling Shareholder Jurisdiction, U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that such Selling Shareholder or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by the Transaction Documents, may at any time be commenced, such Selling Shareholder has, pursuant to Section 18(g) of this Agreement, waived, and it will waive, such right to the extent permitted by law.

(k) Enforcement of Foreign Judgments. Any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against such Selling Shareholder based upon any of the Transaction Documents would be declared enforceable against such Selling Shareholder by the courts of such Selling Shareholder’s Relevant Selling Shareholder Jurisdiction without reconsideration or reexamination of the merits.

(l) Valid Choice of Law. The choice of the laws of the State of New York as the governing law of the Transaction Documents is a valid choice of law under the laws of such Selling Shareholder’s Relevant Selling Shareholder Jurisdiction and will be honored by the courts of such Selling Shareholder’s Relevant Selling Shareholder Jurisdiction.

(m) Submission to Jurisdiction. Such Selling Shareholder has the power to submit, and pursuant to Section 18(c) of this Agreement has legally, validly, effectively and irrevocably submitted, to the exclusive jurisdiction of any U.S. federal or New York state court located in The City of New York and has the power to designate, appoint and empower, and pursuant to Section 18(c) of this Agreement, has legally, validly and effectively designated, appointed and empowered Avianca Inc. as agent for service of process in any suit or proceeding based on or arising under this Agreement in any U.S. federal or New York state court located in The City of New York, and service of process effected in the manner set forth in this Agreement, assuming validity under the laws of the State of New York, will be effective under the laws of such Selling Shareholder’s Relevant Selling Shareholder Jurisdiction to confer valid personal jurisdiction over such Selling Shareholder.

(n) Exchange Controls. No exchange control authorization or any other authorization, approval, consent or license of any governmental or regulatory authority or court in such Selling Shareholder’s Relevant Selling Shareholder Jurisdiction is required for the payment of any amounts payable to the Underwriters or such Selling Shareholder under this Agreement; and all such payments made to the Underwriters and such Selling Shareholder will not be subject to income, withholding or other taxes under laws and regulations of such Selling Shareholder’s Selling Shareholder Jurisdiction or any political subdivision or taxing authority thereof or therein and will, except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, otherwise be free and clear of any other tax, duty, withholding or deduction in such Selling Shareholder’s Relevant Selling Shareholder Jurisdiction or any political subdivision or taxing authority thereof or therein to which such Selling Shareholder is subject and may be paid in U.S. dollars freely transferred out of such Selling Shareholder’s Relevant Selling Shareholder Jurisdiction, as applicable, without the necessity of obtaining any governmental authorization in such Selling Shareholder’s Relevant Selling Shareholder Jurisdiction or any political subdivision thereof or therein.

(o) Indemnification and Contribution. The indemnification and contribution provisions set forth in Section 9 hereof with respect to such Selling Shareholder do not contravene the laws or public policy of such Selling Shareholder’s Relevant Selling Shareholder Jurisdiction.

(p) No Requirement to Qualify to do Business. It is not necessary under the laws of such Selling Shareholder’s Relevant Selling Shareholder Jurisdiction that any holder of the ADSs, or the Underwriters should be licensed, qualified or entitled to carry on business in such Selling Shareholder’s Relevant Selling Shareholder Jurisdiction (i) to enable any of them to enforce their respective rights under the Transaction Documents or the consummation of the transactions contemplated hereby or thereby or any other document to be delivered in connection herewith or therewith or (ii) solely by reason of the execution, delivery or performance of any such document.

(q) No Requirement to File or Record. This Agreement and the other Transaction Documents are in proper legal form under the laws such Selling Shareholder’s Relevant Selling Shareholder Jurisdiction for the enforcement thereof in such Selling Shareholder’s Relevant Selling Shareholder Jurisdiction against such Selling Shareholder, and to ensure the legality, enforcement or admissibility into evidence of this Agreement and any other Transaction Document in such Selling Shareholder’s Relevant Selling Shareholder Jurisdiction it is not necessary for this Agreement or any such Transaction Document, as the case may be, to be filed or recorded with any court or other authority in such Selling Shareholder’s Relevant Selling Shareholder Jurisdiction or that any tax or fee be paid in such Selling Shareholder’s Relevant Selling Shareholder Jurisdiction on or in respect of this Agreement or such Transaction Document, as the case may be, or any other document, other than court costs (including, without limitation, filing fees). This Agreement and the other Transaction Documents are in proper legal form under the laws of the State of New York for the enforcement thereof in the State of New York against such Selling Shareholder, and it is not necessary in order to ensure the legality, validity, enforcement or admissibility into evidence of this Agreement and any other Transaction Document in the State of New York that this Agreement or any such Transaction Document, as the case may be, be filed or recorded with any court or other authority in the State of New York or that any tax or fee be paid in the State of New York on or in respect of this Agreement or such Transaction Document, as the case may be, or any other document, other than court costs, including (without limitation) filing fees.

(r) No Domicile. None of the holders of the ADSs or the Underwriters will be deemed resident, domiciled, carrying on business or subject to taxation in such Selling Shareholder’s Relevant Selling Shareholder Jurisdiction on an overall income basis solely by the execution, delivery, performance or enforcement of the Transaction Documents or the sale by such Selling Shareholder of ADSs representing the Underlying Shares or by virtue of the ownership or transfer of such ADSs or the receipt of payments under any of the Transaction Documents.

(s) No Unlawful Payments. Such Selling Shareholder will not directly or indirectly use the proceeds of the offering of the ADS to be sold by such Selling Shareholder, or lend, contribute or otherwise make available such proceeds in contravention of, or in a manner that would result in a violation by any person under, Anti-Corruption Legislation, Anti-Money Laundering Laws or Sanctions.

Each of the Selling Shareholders specifically agrees that the obligations of such Selling Shareholder hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Shareholder, or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership, corporation or similar organization, by the dissolution of such partnership, corporation or organization, or by the occurrence of any other event. If any individual Selling Shareholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership, corporation or similar organization should be dissolved, or if any other such event should occur, before the delivery of ADSs representing the Underlying Shares hereunder, certificates representing the Underlying Shares shall be delivered by or on behalf of such Selling Shareholder in accordance with the terms and conditions of this Agreement.

5. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a) Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.

(b) Delivery of Copies. The Company will deliver, without charge, (i) to the Representatives and U.S. counsel for the Underwriters, signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and each Issuer Free Writing Prospectus) as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the ADSs as in the opinion of U.S. counsel for the Underwriters a prospectus relating to the ADSs is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the ADSs by any Underwriter or dealer.

(c) Amendments or Supplements, Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company

will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d) Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when the Registration Statement or the F-6 Registration Statement has become effective; (ii) when any amendment to the Registration Statement or, during the Prospectus Delivery Period, the F-6 Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed or distributed; (iv) of any request by the Commission for any amendment to the Registration Statement or the F-6 Registration Statement, or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or the F-6 Registration Statement, or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the ADSs or the Preferred Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement or the F-6 Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the ADSs or the Preferred Shares and, if any such order is issued, will use its reasonable best efforts to obtain as soon as possible the withdrawal thereof.

(e) Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(f) Blue Sky Compliance. The Company will qualify the ADSs for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the ADSs; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h) Clear Market. For a period of 180 days after the date of the Prospectus, the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of or file with the Commission a registration statement under the Securities Act relating to any common shares, par value $0.125 per share, of the Company (the “Common Shares”), Preferred Shares, ADSs or any securities convertible into or exercisable or exchangeable for Common Shares, Preferred Shares or ADSs, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Shares, Preferred Shares or ADSs or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares, Preferred Shares or ADSs or such other securities, in cash or otherwise, without the prior written consent of the Representatives, other than ADSs to be sold hereunder. Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in Sections 5(h) or a lock-up letter described in Section 8(t) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit C hereto through a major news service at least two business days before the effective date of the release or waiver.

(i) Use of Proceeds. The Company will apply the net proceeds from the sale of the ADSs as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of Proceeds”.

(j) Tax Gross-Up. The Company agrees with each of the Underwriters to make all payments under this Agreement without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever imposed by any applicable taxing jurisdiction (the “Taxing Jurisdiction”), unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction will equal the amounts that would have been received if no withholding or deduction has been made, except to the extent that such taxes, duties or charges (a) were imposed due to some connection of an Underwriter with the Taxing Jurisdiction other than a connection arising solely from activities contemplated by this Agreement or (b) would not have been imposed but for the failure of such Underwriter to comply with any reasonable certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the Taxing Jurisdiction of the Underwriter if such compliance is required or imposed by law as a precondition to an exemption from, or reduction in, such taxes, duties or other charges. The Company further agrees to indemnify and hold harmless the Underwriters against any documentary, stamp, sales, transaction or similar issue tax, including any interest and penalties, (i) in each Relevant Selling Shareholder Jurisdiction, as applicable, or any other jurisdiction on the creation and issuance of the Underlying Shares or the ADSs, and on the execution and delivery of this Agreement, and (ii) in each Relevant Selling Shareholder Jurisdiction, as applicable, on the sale of the Underlying Shares or the ADSs.

(k) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Preferred Shares or the ADSs.

(l) Exchange Listing. The Company will use its reasonable best efforts to list, subject to notice of issuance, the ADSs on the New York Stock Exchange, maintain the listing of its Preferred Shares on the Colombian Stock Exchange (Bolsa de Valores de Colombia) and to comply with the applicable securities regulations of Colombia.

(m) Reports. So long as the ADSs are outstanding, the Company will furnish to the Representatives, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the ADSs, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.

(n) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(o) Filings. The Company will file with the Commission such reports as may be required by Rule 463 under the Securities Act.

6. Further Agreements of the Selling Shareholders. Each of the Selling Shareholders covenants and agrees with each Underwriter that:

(a) Tax Form. It will deliver to the Representatives prior to or at the Closing Date a properly completed and executed United States Treasury Department Internal Revenue Service Form W-8 or W-9 (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) in order to facilitate the Underwriters’ documentation of their compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated.

(b) No Free Writing Prospectuses. Such Selling Shareholder agrees that it shall not prepare or have prepared on its behalf or use, any Issuer Free Writing Prospectus, and agrees that it shall not distribute any written materials in connection with the offer or sale of the ADSs.

(c) Tax Gross-Up. Such Selling Shareholder agrees with each of the Underwriters to make all payments due from such Selling Shareholder under this Agreement without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever imposed by a Taxing Jurisdiction, unless such Selling Shareholder is compelled by law to deduct or withhold such taxes, duties or charges. In that event, such Selling Shareholder, as applicable, shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction will equal the amounts that would have been received if no withholding or deduction has been made, except to the extent that such taxes, duties or charges (a) were imposed due to some connection of an Underwriter with the Taxing Jurisdiction other than a connection arising solely from activities contemplated by this Agreement or (b) would not have been imposed but for the failure of such Underwriter to comply with any reasonable certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the Taxing Jurisdiction of the Underwriter if such compliance is required or imposed by law as a precondition to an exemption from, or reduction in, such taxes, duties or other charges. Such Selling Shareholder further agrees to indemnify and hold harmless the Underwriters against any documentary, stamp, sales, transaction or similar issue tax, including any interest and penalties, (i) in such Selling Shareholder’s Relevant Selling Shareholder Jurisdiction or any other jurisdiction on the execution and delivery of this Agreement by such Selling Shareholder, and (ii) in such Selling Shareholder’s Relevant Selling Shareholder Jurisdiction on the sale of ADSs representing the Underlying Shares to be sold by such Selling Shareholder, and on the execution and delivery of this Agreement, in each case by such Selling Shareholder.

7. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees with the Company and each Selling Shareholder that:

(a) It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex B or prepared pursuant to Section 3(c) or Section 4(f) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b) It has not used and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the ADSs unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriters may use a term sheet substantially in the form of Annex C hereto without the consent of the Company; provided further that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

(c) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company and the Selling Shareholders if any such proceeding against it is initiated during the Prospectus Delivery Period).

8. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Underwritten ADSs on the Closing Date or the Option ADSs on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company and each of the Selling Shareholders of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement or the F-6 Registration Statement shall be in effect, and no proceeding for such purpose pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b) Representations and Warranties. The respective representations and warranties of the Company and the Selling Shareholders contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers and of each of the Selling Shareholders and their officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c) No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, if there are any debt securities or preferred shares of or guaranteed by the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, (i) no downgrading shall have occurred in the rating accorded any such debt securities or preferred shares and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred shares (other than an announcement with positive implications of a possible upgrading).

(d) No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the ADSs on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(e) Officer’s Certificate. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Representatives (i) confirming that such officer has reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officer, the representations of the Company set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (a), (c) and (d) hereof.

(f) Selling Shareholders’ Certificate. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of each Selling Shareholder, in form and substance reasonably satisfactory to the Representatives, confirming that (i) such Selling Shareholder has reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus, (ii) the representations of such Selling Shareholder set forth in Sections 4(b), 4(c) and 4(d) hereof are true and correct and (iii) the other representations of such Selling Shareholder in this Agreement are true and correct and that such Selling Shareholder has complied with all agreements and satisfied all conditions on its or his part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be.

(g) Comfort Letters. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, (i) Ernst & Young Audit S.A.S. shall have furnished to the Representatives, at the request of the Company, a letter, dated the date of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be, (ii) KPMG Ltda. shall have furnished to the Representatives, at the request of the Company, a letter, dated the date of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, and (iii) the Company shall have furnished to the Representatives a certificate dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, of its chief financial officer with respect to certain financial data, if any, contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus and not covered by the comfort letter referred to above, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives.

(h) Opinion and 10b-5 Statement of U.S. Counsel for the Company and Special U.S. Counsel for the Selling Shareholders. Simpson Thacher & Bartlett LLP, U.S. counsel for the Company and the Selling Shareholders, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A-1 hereto.

(i) Opinion and 10b-5 Statement of Panamanian Counsel for the Company, Synergy Aerospace Corp and Inter Allied Holdings Two Corp. Icaza, González-Ruiz & Alemán, Panamanian counsel for the Company, Synergy Aerospace Corp. and Inter Allied Holdings Two Corp., shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A-2 hereto.

(j) Opinion and 10b-5 Statement of Colombian Counsel for the Company. Gómez-Pinzón Zuleta, Colombian counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A-3 hereto.

(k) Opinion of Bahamian Counsel for Kingsland Holdings Limited. Graham, Thompson & Co., Bahamian counsel for Kingsland Holdings Limited, shall have furnished to the Representatives, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A-4 hereto.

(l) Opinion of Counsel for the Depositary. Emmet, Marvin and Martin, LLP, counsel for the Depositary, shall have furnished to the Representatives, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, to the effect set forth in Annex A-5 hereto.

(m) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement of White & Case LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(n) Opinion and 10b-5 Statement of Panamanian Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement of Arias, Fábrega & Fábrega (“ARIFA”), Panamanian counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(o) Opinion and 10b-5 Statement of Colombian Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement of Brigard & Urrutia, Colombian counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(p) No Legal Impediment to Issuance and/or Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Underlying Shares or ADSs by the Company or the sale of the Underlying Shares or ADSs by the Selling Shareholders; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Underlying Shares or ADSs by the Company or the sale of the Underlying Shares or ADSs by the Selling Shareholders.

(q) Good Standing. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company and the subsidiaries of the Company listed in Schedule 3 in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representatives may reasonably request (to the extent the concept of good standing exists in such jurisdiction with respect to such type of entity), in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(r) Exchange Listing. The ADSs to be delivered on the Closing Date or the Additional Closing Date, as the case may be, shall have been approved for listing on the New York Stock Exchange and the Underlying Shares shall have been approved for listing on the Colombian Stock Exchange (Bolsa de Valores de Colombia), subject to official notice of issuance; and the listing of the Company’s Preferred Shares on the Colombian Stock Exchange (Bolsa de Valores de Colombia) shall be in full force and effect.

(s) Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of share capital of the Company or certain other securities, delivered to you on or before the date hereof, shall be full force and effect on the Closing Date or the Additional Closing Date, as the case may be.

(t) Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company and the Selling Shareholders shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

9. Indemnification and Contribution.

(a) Indemnification of the Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each an “Underwriter Indemnified Person”), from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several (“Losses”), that arise out of, or are based upon (“Company Indemnification Events”), (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such Losses arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any

Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.

(b) Indemnification of the Underwriters by the Selling Shareholders.

(i) Each of the Selling Shareholders severally, and not jointly, agrees to indemnify and hold harmless each Underwriter Indemnified Person to the same extent as the indemnity set forth in Section 9(a) above, in each case except insofar as such Losses arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any road show or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) below; provided that in no event shall any Selling Shareholder’s aggregate liability under Sections 9(b) and 9(e) exceed an amount equal to the aggregate Purchase Price (less underwriting discounts and commissions) of the ADSs sold by such Selling Shareholder under this Agreement (the “Selling Shareholder Proceeds”); provided further, that the indemnification by each of the Selling Shareholders pursuant to this clause 9(b)(i) shall be limited to Losses arising out of, or based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with such Selling Shareholder’s Selling Shareholder Information.

(ii) Notwithstanding and without limiting the foregoing clause 9(b)(i), each of Synergy Aerospace Corp. and Kingsland Holdings Limited (collectively, the “Specified Selling Shareholders”) severally, and not jointly, agrees:

(A) in the event a court of competent jurisdiction determines by final and non-appealable judgment that the Company is required to pay a specified amount (a “Judgment Amount”) to an Underwriter Indemnified Person or Persons in respect of the Company’s obligations pursuant to Section 9(a) hereof to indemnify and hold harmless such Underwriter Indemnified Persons, from and against any and all Losses, that arise out of, or are based upon a Company Indemnification Event relating to (x) all of the information in respect of the Company and its subsidiaries (including without limitation the Company’s consolidated financial statements and the notes thereto) and the industries in which the Company and is subsidiaries operate and (y) the terms and conditions of, and rights under, the Underlying Shares and the ADSs (collectively, the “Specified Company Information”), and the Company fails to make such payment within 90 days, to pay to such Underwriter Indemnified Persons an amount equal to the Judgment Amount; and

(B) in the event the Company (x) commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (y) consents to the appointment of or taking possession by a receiver, síndico, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or for all or substantially all of the property of the Company or (z) effects any general assignment for the benefit of creditors, to indemnify and hold harmless each Underwriter Indemnified Person from and against any and all Losses that arise out of or are based upon any Company Indemnification Event relating to Specified Company Information;

provided that the indemnification by each of the Specified Selling Shareholders pursuant to this clause 9(b)(ii) shall be subject to such conditions and limitations as may be separately agreed in writing among the Representatives and the Specified Selling Shareholders.

(c) Indemnification of the Company and the Selling Shareholders. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each of the Selling Shareholders to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any Losses that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any road show or any Pricing Disclosure Package, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures in the sixth paragraph and the information in the fifteenth and sixteenth paragraphs under the caption “Underwriting”.

(d) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 9, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 9. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives, any such separate firm for the Company, its directors, its officers and any control persons of the Company shall be designated in writing by the Company and any such separate firm for each Selling Shareholder shall be designated in writing by such Selling Shareholder or its respective attorney-in-fact. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(e) Contribution. If the indemnification provided for in paragraphs (a), (b) and (c) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall severally, and not jointly, contribute to the amount paid or payable by such Indemnified Person as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriters on the other, from the offering of the ADSs or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and each of the Selling Shareholders, on the one hand, and the Underwriters on the other, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations and, if the Company and any of the Selling Shareholders together are the Indemnified or Indemnifying Persons, with the proportion among the Company and each Selling Shareholder to reflect the relative fault of the Company and each of the Selling Shareholders. The relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the net proceeds (after deducting underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Shareholders from the sale of the ADSs and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the ADSs. The relative fault of the Company and the Selling Shareholders, on the one hand, and the Underwriters on the other, and among the Company and the Selling Shareholders, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to (x) information supplied by the Company, (y) Selling Shareholder Information or (z) information supplied by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, provided that in no event shall any Selling Shareholder’s aggregate liability under Sections 9(b) and 9(e) exceed an amount equal to the Selling Shareholder Proceeds of such Selling Shareholder, except as may be separately agreed in writing among the Representatives and the Specified Selling Shareholders.

(f) Limitation on Liability. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to paragraph (e) above were determined by pro rata allocation (even if the Selling Shareholders or the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of paragraphs (e) and (f), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the ADSs exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to paragraphs (e) and (f) are several in proportion to their respective purchase obligations hereunder and not joint.

(g) Non-Exclusive Remedies. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

10. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

11. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company and the Selling Shareholders, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option ADSs, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the Colombian Stock Exchange (Bolsa de Valores de Colombia), the Panamá Stock Exchange (Bolsa de Valores de Panamá), the New York Stock Exchange, the American Stock Exchange, The Nasdaq Stock Market, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a material disruption in securities settlement or clearance services in the Relevant Jurisdictions shall have occurred; (iv) a general moratorium on commercial banking activities (or equivalent) shall have been declared by authorities of any Relevant Jurisdiction; or (v) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the ADSs on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

12. Defaulting Underwriter.

(a) If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the ADSs that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such ADSs by other persons satisfactory to the Company and the Selling Shareholders on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such ADSs, then the Company and the Selling Shareholders shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such ADSs on such terms. If other persons become obligated or agree to purchase the ADSs of a defaulting Underwriter, either the non-defaulting Underwriters or the Company and the Selling Shareholders may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company, counsel for the Selling Shareholders or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 12, purchases ADSs that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the ADSs of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Selling Shareholders as provided in paragraph (a) above, the aggregate number of ADSs that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of ADSs to be purchased on such date, then the Company and the Selling Shareholders shall have the right to require each non-defaulting Underwriter to purchase the number of ADSs that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of ADSs that such Underwriter agreed to purchase on such date) of the ADSs of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the ADSs of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Selling Shareholders as provided in paragraph (a) above, the aggregate number of ADSs that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of ADSs to be purchased on such date, or if the Company and the Selling Shareholders shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to the Additional Closing Date, the obligation of the Underwriters to purchase ADSs on the Additional Closing Date, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 12 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 13 hereof and except that the provisions of Section 9 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, the Selling Shareholders or any non-defaulting Underwriter for damages caused by its default.

13. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs and fees incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (ii) the costs of re-

producing and distributing each of the Transaction Documents; (iii) the costs incident to the authorization, issuance, sale, preparation and delivery of the Underlying Shares and the ADSs and any taxes payable in connection therewith; (iv) the fees and disbursements of the Company’s counsels, accountants and other advisors; (v) the fees and expenses reasonably incurred in connection with the registration or qualification and determination of eligibility for investment of the Underlying Shares or ADSs under the state or foreign securities or blue sky laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) the cost of preparing ADRs; (vii) the costs and charges of any transfer agent and any registrar; (viii) all application fees incurred in connection with any filing with, and clearance of the offering by, FINRA; (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; and (x) all expenses and application fees related to the listing of the ADSs on the New York Stock Exchange and any fees related to the Colombian Stock Exchange, or other registration or listing fees pursuant to rules and regulations in Colombian and Panamá.

(b) If (i) this Agreement is terminated pursuant to Section 11, (ii) the Company or any of the Selling Shareholders for any reason fails to tender the ADSs for delivery to the Underwriters or (iii) the Underwriters decline to purchase the ADSs for any reason permitted under this Agreement, the Company and, only in the case of (ii) above if any Selling Shareholder fails to tender its ADSs, such non-tendering Selling Shareholder, agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their U.S. and foreign counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby; provided that in the case of (ii), if the offering does not proceed solely due to any Selling Shareholder’s failure to tender its Underlying Shares or ADSs, such Selling Shareholder, rather than the Company, shall be responsible for making such expense reimbursements to the Underwriters.

14. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the Underwriter Indemnified Persons. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of ADSs from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

15. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Selling Shareholders and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Selling Shareholders or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the ADSs and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, any of the Selling Shareholders or the Underwriters.

16. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

17. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 20001)), the Representatives are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Shareholders, which information may include the name and address of the respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.

18. Miscellaneous.

(a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358); Attention: Equity Syndicate Desk and Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013 (fax: (212) 816-7912); Attention: General Counsel. Notices to the Company shall be given to it at Avianca Holdings S.A., Avenida Calle 26 # 59 – 15 P6, Bogotá, Colombia (+571 – 5877700). Notices to each Selling Shareholder shall be given to it at its address set forth on Schedule 2 hereof.

(b) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

(c) Submission to Jurisdiction. Each of the Company and each of the Selling Shareholders hereby submit to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Company and each of the Selling Shareholders waive, to the extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding in such courts. Each of the Company and each of the Selling Shareholders agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and such Selling Shareholder, as applicable, and may be enforced in any court to the jurisdiction of which the Company and such Selling Shareholder, as applicable, is subject to suit upon such judgment. Each of the Company [and each of the Selling Shareholders] irrevocably appoints Avianca Inc., located at 122 East 42nd Street, Suite 2525, New York, New York 10168, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit, action or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to the Company or any such Selling Shareholder, as the case may be, by the person serving the same to the address provided in this Section 18, shall be deemed in every respect effective service of process upon the Company and such Selling Shareholder in any such suit or proceeding. Each of the Company and each of the Selling Shareholders hereby represent and warrant that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process. Each of the Company and each of the Selling Shareholders further agree to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect for a period of seven years from the date of this Agreement.

(d) Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(e) Judgment Currency. Each of the Company and each of the Selling Shareholders, severally and not jointly, agree to indemnify each Underwriter against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such Underwriter is able to purchase U.S. dollars with the amount of the judgment currency actually received by the Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and each of the Selling Shareholders and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

(f) Waiver of Immunity. To the extent that the Company or any Selling Shareholders has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) the Bahamas, Colombia, Panamá or any political subdivision thereof, (ii) the United States or the State of New York, (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, the Company and each Selling Shareholder hereby irrevocably waive such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

(g) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(h) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(i) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(j) Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) by and among the parties, or any of them, with respect to the subject matter hereof, except as may be separately agreed in writing among the Representatives and the Specified Selling Shareholders.

[Signature pages follow]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours, AVIANCA HOLDINGS S.A.

By:
Name: Title:

KINGSLAND HOLDINGS LIMITED

By:
Name: Title:

SYNERGY AEROSPACE CORP.

By:
Name: Title:

INTER ALLIED HOLDINGS TWO CORP.

By:
Name: Title:

ALFREDO DANIEL RATTI VASQUEZ

Name:

Signature Page to the Underwriting Agreement

Accepted:             , 2013

J.P. MORGAN SECURITIES LLC

For itself and on behalf of the

several Underwriters listed

in Schedule 1 hereto.

By:
Authorized Signatory

Signature Page to the Underwriting Agreement

Accepted:             , 2013

CITIGROUP GLOBAL MARKETS, INC.

For itself and on behalf of the

several Underwriters listed

in Schedule 1 hereto.

By:
Authorized Signatory

Signature Page to the Underwriting Agreement

Schedule 1

Underwriter	Number of ADSs
J.P. Morgan Securities LLC	[•]
Citigroup Global Markets, Inc.	[•]
Merrill Lynch, Pierce, Fenner & Smith Incorporated	[•]
UBS Securities LLC	[•]
Banco BTG Pactual S.A.—Cayman Branch	[•]
Deutsche Bank Securities Inc.	[•]

Total

Schedule 1-1

Schedule 2

Selling Shareholders:	Number of Underwritten ADSs:	Number of Option ADSs:	Notice Address:
Kingsland Holdings Limited	13,102,176	4,085,236	c/o The Winterbotham Trust Company Limited, Winterbotham Place, Marlborough and Queen Streets, Nassau, Commonwealth of the Bahamas

Synergy Aerospace Corp.	880,421	0	c/o Synergy Group Corp., Prof. Heloísa Carneiro, 21, CEP 04630-050—São Paulo – SP Brazil

Inter Allied Holdings Two Corp.	401,968	0	Edificio AFRA, Piso 10, Avenida Samuel Lewis and Calle 54, Panama, Republic of Panama

Alfredo Daniel Ratti Vasquez	350,345	0	Av. Aurelio Miro Quesada 136, Apt. 1701, San Isidro, Lima, Peru

Schedule 2-1

Schedule 3

List of Subsidiaries

Part A

Aerovías del Continente Americano—Avianca S.A., Colombia

Latin Airways Corp., Panamá

Tampa Cargo S.A., Colombia

AVSA Properties, Inc., Panamá

Ronair N.V., Curaçao

Grupo Taca Holdings Limited, The Bahamas

Taca, S.A., Panamá

Taca International Airlines S.A., El Salvador

Berly, S.A., Perú

Trans American Airlines S.A., Perú

Grupo GMS, S.A., Costa Rica

Líneas Aéreas Costarricenses, S.A., Costa Rica

Part B

Aerovías del Continente Americano—Avianca S.A., Colombia

Grupo Taca Holdings Limited, The Bahamas

Taca International Airlines S.A., El Salvador

Trans American Airlines S.A., Perú

Líneas Aéreas Costarricenses, S.A., Costa Rica

Schedule 3-1

ANNEX A-1

[Form of Opinion and 10b-5 Letter of U.S. Counsel for the Company and Special U.S. Counsel for the Selling Shareholders]

Annex A-1

ANNEX A-2

[Form of Opinion and 10b-5 Letter of Panamanian Counsel for the Company, Synergy Aerospace Corp. and Inter Allied Holdings Two Corp.]

Annex A-2

ANNEX A-3

[Form of Opinion and 10b-5 Letter of Colombian Counsel for the Company]

Annex A-3

ANNEX A-4

[Form of Opinion of Bahamian Counsel for Kingsland Holdings Limited]

Annex A-4

ANNEX A-5

[Form of Opinion of Counsel for the Depositary]

Annex A-5

ANNEX B

[Pricing Disclosure Package]

Annex B

ANNEX C

[Pricing Term Sheet]

Annex C

Exhibit A

[FORM OF LOCK-UP AGREEMENT]

[•], 2013

J.P. MORGAN SECURITIES LLC

CITIGROUP GLOBAL MARKETS INC.

As Representatives of

the several Underwriters listed in

Schedule 1 to the Underwriting

Agreement referred to below

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

and

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Re:	Avianca Holdings S.A.—U.S. Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Avianca Holdings S.A., a corporation (sociedad anónima) incorporated and existing under the laws of the Republic of Panamá (the “Company”) and the Selling Shareholders listed on Schedule 2 to the Underwriting Agreement, providing for the U.S. public offering (the “Public Offering”) by the several Underwriters, of preferred shares, par value $0.125 per share, of the Company (the “Preferred Shares”) in the form of American Depositary Shares (“ADSs”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the ADSs, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Representatives, the undersigned will not, will cause its controlled affiliates not to, and will use its commercially reasonable efforts to cause its other affiliates not to, directly or indirectly, during the period ending 180 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Common Shares, Preferred Shares, ADSs or any securities convertible into or exercisable or exchangeable for Common Shares, Preferred Shares or ADSs (including without limitation, Common Shares, Preferred Shares or ADSs or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition or otherwise dispose of, enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned, file (or participate in the filing of) a registration statement with the Commission or similar filing with any foreign securities regulatory body in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder in respect of, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Shares, Preferred Shares or ADSs or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of the Common Shares, Preferred Shares or ADSs or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any Common Shares, Preferred Shares or ADSs or any security convertible into or exercisable or exchangeable for Common Shares, Preferred Shares or ADSs without the prior written consent of the Representatives, in each case other than (A) the ADSs to be sold by the undersigned pursuant to the Underwriting Agreement and (B) transfers of Common Shares, Preferred Shares or ADSs as a bona fide gift or gifts; provided that in the case of any transfer pursuant to clause (B), each donee shall execute and deliver to the Representatives a lock-up letter in the form of this paragraph; and provided, further, that for clause (B), no filing by any party with the Commission or any foreign securities regulatory body or other public announcement shall be made in connection with such transfer or pledge, unless such filing or announcement is required, based on the advice of counsel, by applicable law or regulation. If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any Company-directed ADSs the undersigned may purchase in the Public Offering.

If the undersigned is an officer or director of the Company, (i) the Representatives, on behalf of the Underwriters agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Common Shares, Preferred Shares or ADSs, the Representatives, on behalf of the Underwriters, will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives, on behalf of the

Underwriters, hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement does not become effective on or prior to March 31, 2014, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the ADSs to be sold thereunder, or if the Company provides written notice to the Underwriters that the Company does not intend to proceed with the Public Offering, the undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours, [NAME OF SHAREHOLDER]

By:
Name: Title:

Exhibit B

[Form of Waiver of Lock-up]

Avianca Holdings S.A.

Public Offering of ADSs

, 20__

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by Avianca Holdings S.A. (the “Company”) of         ADSs and the lock-up letter dated     , 20     (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated     , 20     , with respect to         [Common Shares]/[Preferred Shares]/[ADSs] (the “Shares”).

J.P. Morgan Securities LLC and Citigroup Global Markets Inc. hereby agrees to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective     , 20     ; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Yours very truly,

[Signature of J.P. Morgan Securities LLC Representative]

[Name of J.P. Morgan Securities LLC Representative]

[Signature of Citigroup Global Markets Inc. Representative]

[Name of Citigroup Global Markets Inc. Representative]

cc: Company

B-1

Exhibit C

[Form of Press Release]

Avianca Holdings S.A. [Date]

Avianca Holdings S.A. (the “Company”) announced today that J.P. Morgan Securities LLC and Citigroup Global Markets Inc., the joint book-running managers in the Company’s recent public sale of         ADSs, is [waiving] [releasing] a lock-up restriction with respect to         shares of the Company’s [Common Shares]/[Preferred Shares]/[ADSs] held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on     ,         20     , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

The registration and listing of the Company’s [Preferred Shares] on the Colombian National Registry of Securities and Issuers and the Colombian Stock Exchange, respectively, do not imply that the Colombian Financial Superintendency or the Colombian Stock Exchange have passed upon the Company’s solvency or creditworthiness or upon the merits of the [Preferred Shares]. The offering of the ADSs has not been, and will not be, authorized by the Colombian Financial Superintendency and may not be subject to public offering in Colombia.